                                                                  EXHIBIT 10.2


                  FIRST AMENDMENT TO SOFTWARE LICENSE AGREEMENT
                  ---------------------------------------------
                          (Insur-Web and Insur-Enroll)

     This First Amendment Software License Agreement (this "Amendment") is made and entered into by and between HealthAxis.com, Inc., a Pennsylvania corporation ("Healthaxis"), and UICI, a Delaware corporation ("UICI"), as of the 24th day of September, 2001.

     WHEREAS, HealthAxis and UICI previously entered into that certain Software License Agreement (the "License Agreement") dated as of January 25, 2001, setting forth the terms and conditions pursuant to which UICI licenses certain software and web-enabling technology from HealthAxis; and

     WHEREAS, UICI and Healthaxis desire to amend the License Agreement as provided herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the License Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Healthaxis and UICI do hereby agree as follows:

1. In order to compress the timeframe during which UICI has the right to cease using the Licensed Software and Terminate the License Agreement and receive a refund of the License Fee, Section 4.1 of the License Agreement is hereby superceded and replaced in its entirety by the following:

         "4.1 License Fee. In consideration of grant of the license by HealthAxis as provided in Article II hereof, UICI shall pay to HealthAxis the license fee (the "License Fee") as provided in Part I of Exhibit "B" attached hereto. The License Fee is a one-time charge for the perpetual license granted herein, and is due and payable in full by wire transfer simultaneously with the execution of this Agreement; provided however, that if at any time prior to the dates specified below, UICI elects for any reason, or no reason, to cease all use of the Licensed Software and to terminate this Agreement, then UICI shall be entitled to a refund of a portion of the License Fee in the amount shown below:

         (a) If UICI elects to so terminate on or before September 30, 2001, then the refund amount shall be $840,000.00;

         (b) Beginning with the month of October 2001, and continuing through the month of March, 2002, the $840,000.00 refund amount shall be reduced by $140,000.00 on the last day of each such month; and

         (c) If UICI elects to so terminate at any time on or after April 1, 2002, then the refund amount shall be $0.00."








FIRST AMENDMENT TO SOFTWARE LICENSE AGREEMENT - Page 1

     Except as expressly amended as provided above, the License Agreement shall continue in full force and effect in accordance with its terms. All capitalized terms as used in this Amendment shall have the meaning specified in the License Agreement.

     EXECUTED by the parties to be effective as of the date set forth hereinabove.

HEALTHAXIS:                            UICI:
----------                             -----

HealthAxis.com, Inc.                   UICI



By:                                    By:
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   ------------------------               ------------------------
   Its:                                   Its:
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FIRST AMENDMENT TO SOFTWARE LICENSE AGREEMENT - Page 2